AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1996
                                                     REGISTRATION NO. 333-12073
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                             AMENDMENT NO. 5
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                          NU SKIN ASIA PACIFIC, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------
           DELAWARE                  5122                 87-0565309
  (STATE OF JURISDICTION OF                            (I.R.S. EMPLOYER
                         (PRIMARY STANDARD INDUSTRIAL
       INCORPORATION OR   CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)
        ORGANIZATION)
                             75 WEST CENTER STREET
                               PROVO, UTAH 84601
                                (801) 345-6100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           STEVEN J. LUND, PRESIDENT
                          NU SKIN ASIA PACIFIC, INC.
                             75 WEST CENTER STREET
                               PROVO, UTAH 84601
                                (801) 345-6100
 (NAME, AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)
                                --------------
                                  COPIES TO:
     NOLAN S. TAYLOR, ESQ.                  WILLIAM H. HINMAN, JR., ESQ.
LEBOEUF, LAMB, GREENE & MACRAE,                  SHEARMAN & STERLING
             L.L.P.                       555 CALIFORNIA STREET, SUITE 2000
      1000 KEARNS BUILDING                     SAN FRANCISCO, CA 94104
     136 SOUTH MAIN STREET                    TELEPHONE: (415) 616-1100
SALT LAKE CITY, UTAH 84101-1685
   TELEPHONE: (801) 320-6700

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                                --------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
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
                                                        PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF                PROPOSED MAXIMUM    AGGREGATE
    SECURITIES TO BE      AMOUNT TO BE  OFFERING PRICE      OFFERING        AMOUNT OF
       REGISTERED          REGISTERED     PER SHARE         PRICE(1)     REGISTRATION FEE
-----------------------------------------------------------------------------------------
Class A Common Stock,
 .001 par value(2)(3)..    10,099,000       $22.00        $222,178,000   previously paid
-----------------------------------------------------------------------------------------
Class A Common
 Stock(3)(4)...........     1,725,000       $22.00        $ 37,950,000      $9,746.20
-----------------------------------------------------------------------------------------
Options to purchase
 Class A Common Stock..     2,000,000         --               --               --
-----------------------------------------------------------------------------------------
Class A Common Stock
 underlying
 Options(5)............     2,000,000       $5.50         $ 11,000,000   previously paid
-----------------------------------------------------------------------------------------
Total..................                       --                            $9,746.20

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(1) Estimated pursuant to Rule 457(a) under the Securities Act of 1933 solely for the purposes of calculating the amount of registration fee.
(2) Includes 4,100,000 shares being offered by certain stockholders of the Company. Also includes 884,317 shares and 255,683 shares which the U.S. Underwriters and the International Underwriters, respectively, have the option to purchase from certain stockholders of the Company to cover over-allotments, if any. Filing fees of $64,403.10 and $12,210.00 have been previously paid in connection with the 8,489,500 shares included in this Registration Statement as filed on September 16, 1996 and the 1,609,500 shares included in this Registration Statement as filed on September 30, 1996, respectively.
(3) The amount of shares registered also includes any shares initially offered or sold outside the United States that are thereafter sold or resold in the United States. Offers and sales of shares outside the United States are being made pursuant to the exemption afforded by Rule 901 of Regulation 5 and this Registration Statement shall not be deemed effective with respect to such offers and sales.

(4) Includes 174,025 shares and 50,975 shares which the U.S. Underwriters and the International Underwriters, respectively, have the option to purchase from certain stockholders of the Company, and 1,500,000 shares being offered by certain stockholders of the Company. The filing fee of $11,500 relating to these shares was partially paid by payment of $1,753.40 in connection with Amendment No. 4.
(5) Pursuant to Rule 416, includes such indeterminate number of additional securities as may be required for issuance on exercise of the options as a result of any adjustment in the number of securities issuable upon such exercise by reason of the anti-dilusion provisions of the options. A filing fee of $3,793.10 has been previously paid in connection with the 2,000 shares of Class A Common Stock underlying options included in this Registration Statement as filed on September 30, 1996.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 21, 1996.

                                                 NU SKIN ASIA PACIFIC, INC.

                                                       /s/ Steven J. Lund
                                                 By: __________________________
                                                    Steven J. Lund
                                                    President and Chief
                                                     Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below on November 21, 1996 by the following persons in the capacities indicated.

              SIGNATURE                         TITLE                DATE

                  *                        Chairman of the
-------------------------------------    Board of Directors      November 21,
           Blake M. Roney                                         1996

         /s/ Steven J. Lund              President and Chief
-------------------------------------     Executive Officer      November 21,
           Steven J. Lund                   and Director          1996
                                        (Principal Executive
                                              Officer)

                  *                        Vice President
-------------------------------------    Finance (Principal      November 21,
          Corey B. Lindley                  Financial and         1996
                                         Accounting Officer)

                  *                           Director
-------------------------------------                            November 21,
         Sandie N. Tillotson                                      1996

                  *                           Director
-------------------------------------                            November 21,
           Keith R. Halls                                         1996

                  *                           Director
-------------------------------------                            November 21,
           Brooke B. Roney                                        1996

                  *                           Director
-------------------------------------                            November 21,
            Kirk V. Roney                                         1996

              SIGNATURE                         TITLE                DATE

                  *                           Director
-------------------------------------                            November 21,
            Max E. Esplin                                         1996

                  *                           Director
-------------------------------------                            November 21,
           Max L. Pinegar                                         1996

         /s/ Steven J. Lund
*By: ________________________________
  Steven J. Lund asattorney-in-fact
  for each of the persons indicated

                                      II-6